Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL

REGARDING SHARES HELD IN

MONROE CAPITAL INCOME PLUS CORPORATION

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED AUGUST 29, 2024

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

MONROE CAPITAL INCOME PLUS CORPORATION BEFORE,

11:59 P.M., EASTERN TIME, ON SEPTEMBER 26, 2024, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY E-MAIL, MAIL, COURIER, OR PERSONAL DELIVERY AS FOLLOWS:

If using e-mail:	Tenders@usbank.com

If using overnight mail:	If using standard mail:
Monroe Capital Income Plus Corporation c/o U.S. Bank Global Fund Services 615 E. Michigan St., FL3 Milwaukee, WI 53202-5207	Monroe Capital Income Plus Corporation c/o U.S. Bank Global Fund Services PO Box 701 Milwaukee, WI 53201-0701

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY MONROE CAPITAL INCOME PLUS CORPORATION AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED
August 29, 2024

LADIES AND GENTLEMEN,

The undersigned Shareholder of Monroe Capital Income Plus Corporation (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated                        , 2024. This tender was in the amount of:                    Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT:    The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

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